Exhibit 23.2

Consent of RSM US LLP, Independent Registered Public Accounting Firm

We consent to the use and incorporation by reference in this Registration Statement on Form S-4 of Pacific Premier Bancorp, Inc. of our reports dated February 28, 2020, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Opus Bank and its subsidiaries, appearing in the joint proxy/prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts”.

/s/ RSM US LLP

Irvine, California

March 13, 2020